ARTICLES SUPPLEMENTARY

SMITH BARNEY INVESTMENT FUNDS INC.

Smith Barney Investment Funds Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation is authorized to issue ten billion shares of capital stock, par value $.001 per share (the “Capital Stock”), with an aggregate par value of $10,000,000. These Articles Supplementary do not increase the total authorized Capital Stock of the Corporation or the aggregate par value thereof.

SECOND: Under a power contained in the charter of the Corporation (the “Charter”), the Board of Directors by duly adopted resolutions, has reclassified and redesignated 250 million of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock, Class Z Common Stock and Class 1 Common Stock of the Government Securities Fund, 250 million of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Investment Grade Bond Fund, 250 million shares of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Group Spectrum Fund and 250 million shares of the unissued shares of Capital Stock heretofore classified and designated to the Class A Common Stock, Class B Common Stock, Class C Common Stock, Class Y Common Stock and Class Z Common Stock of the Smith Barney Hansberger Global Value Fund as one billion shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Real Return Strategy Fund of the Corporation. The Corporation shall be authorized to issue up to one billion shares of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Real Return Strategy Fund less, at any time, the total number of shares of all such other classes of Capital Stock of the Smith Barney Real Return Strategy Fund then issued and outstanding.

THIRD: The shares of Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Real Return Strategy Fund of the Corporation classified and designated hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article SEVENTH of the Corporation’s Articles of Incorporation and shall be subject to all provisions of its Charter relating to stock of the Corporation generally, and those set forth as follows:

(1) The assets belonging to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of the Smith Barney Real Return Strategy Fund shall be invested in the same investment portfolio of the Corporation.

(2) The dividends and distributions of investment income and capital gains with respect to each such class of Capital Stock of the Smith Barney Real Return Strategy Fund shall be in such amounts as may be authorized by the Board of Directors and declared by the Corporation from time to time, and such dividends and distributions may vary from dividends and distributions with respect to each other class of Capital Stock of the Smith Barney Real Return Strategy Fund to reflect differing allocations of the expenses of the Fund among the holders of each such class and any resultant differences among the net asset values per share of each such class, to such extent and for such purposes as the Board of Directors may deem appropriate.

(3) The allocation of investment income, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation among the said classes of Capital Stock of the Smith Barney Real Return Strategy Fund and any other class of the Corporation’s Capital Stock and the determination of their respective net asset values and rights upon liquidation or dissolution of the Corporation shall be determined conclusively by the Board of Directors in a manner that is consistent with Rule 18f-3 of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and any existing or future amendment to such rule or any rule of interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule (the “Rule”).

(4) The proceeds of the redemption of the shares of any class of Capital Stock of the Smith Barney Real Return Strategy Fund shall be reduced by the amount of any contingent deferred sales charge, liquidation charge, or other charge (which charges may vary among the classes) payable on such redemption pursuant to the terms of issuance of such shares, all in accordance with the Investment Company Act and applicable rules and regulations of NASD Inc. (“NASD”).

(5) At such times as may be determined by or at the direction of the Board of Directors in accordance with the Rule, the Investment Company Act and applicable rules and regulations of the NASD and reflected in the registration statement relating to the Smith Barney Real Return Strategy Fund, shares of a particular class of Capital Stock of the Smith Barney Real Return Strategy Fund may be automatically converted into shares of another class of Capital Stock of the Smith Barney Real Return Strategy Fund based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by or at the direction of the Board of Directors and reflected in the registration statement relating to the Smith Barney Real Return Strategy Fund as aforesaid.

(6) To the extent permitted by Maryland law and the Investment Company Act and in accordance with the Corporation’s registration statement with respect to Smith Barney Real Return Strategy Fund, the Corporation may, hereafter, without any vote of the stockholders of the Smith Barney Real Return Strategy Fund (or any other stockholders’ vote), transfer the assets belonging to the classes invested in the Smith Barney Real Return Strategy Fund to another investment company with respect to a restructuring of the Smith Barney Real Return Strategy Fund into a master/feeder fund relationship. To the extent permitted by Maryland law, any such transfer shall be construed as being in the ordinary course of the Corporation’s business.

FOURTH: Following the reclassification and redesignation of the unissued shares of the Corporation set forth above, the stock of the Corporation is classified as follows:

Government Securities Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock	Class 1 Common Stock
Investment Grade Bond Fund	750 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Special Equities Fund	50 million	Class A Common Stock	Class B Common Stock	Class L Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Group Spectrum Fund	250 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Hansberger Global Value Fund	300 million	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Small Cap Value Fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Small Cap Growth Fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock	Class 1 Common Stock

Smith Barney Multiple Discipline Funds—Large Cap Growth and Value Fund	1.5 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Multiple Discipline Funds—All Cap Growth and Value Fund	1.2 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Multiple Discipline Funds— Global All Cap Growth and Value Fund	1.2 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock	Class Z Common Stock
Smith Barney Multiple Discipline Funds— Balanced All Cap Growth and Value Fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock
Smith Barney Real Return Strategy Fund	1.0 billion	Class A Common Stock	Class B Common Stock	Class C Common Stock	Class Y Common Stock

The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties for perjury.

IN WITNESS WHEREOF, Smith Barney Investment Funds Inc. has caused these Articles Supplementary to be signed on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary as of August 23, 2004.

SMITH BARNEY INVESTMENT FUNDS INC.

By:	/s/ R. JAY GERKEN
R. Jay Gerken Chairman of the Board, President and Chief Executive Officer

WITNESS:

By:	/s/ HARRIS GOLDBLAT
Harris Goldblat Assistant Secretary